Exhibit 10.20

SOFTWARE LICENSE AGREEMENT

(“Agreement”)

This Agreement is made effective as of the 18th day of November 2005, by and between ANSWERTHINK, INC., a FL corporation, with offices at 225 Washington Street, Conshohocken, PA 19428, (“Provider”,), and ABIOMED, INC., a MA corporation, with offices at 22 Cherry Hill Drive,  Danvers, MA 01923 (“Licensee”).

1.                                       DEFINITIONS.

1.1                                 “Subsidiary” means a corporation in the Territory of which Licensee owns more than fifty percent (50%) of the voting securities.  This entity will be considered a Subsidiary for only such time as such equity interest is maintained.  For the purpose of this Agreement, Impella CardioSystems GmbH shall be considered a Subsidiary but only for such time as Licensee continues to own more than fifty percent (50%) of the voting securities. .  In the event Licensee acquires entities outside the Territory (owning more than 50% of the voting securities of such entity), Licensee may request approval from Provider, which approval shall not be unreasonably withheld, that any such entity be included as a Subsidiary under this Agreement, but only in the event such entity does not already have use rights or is then currently receiving maintenance services to any SAP software under another agreement.  If Provider agrees, , to include such entity as a Subsidiary under this Agreement, the parties shall execute an amendment to this Agreement including the entity as a Subsidiary and such entity shall execute a Subsidiary Agreement.  Such entity shall be considered a Subsidiary for only such time as Licensee continues to own more than fifty percent (50%) of the voting securities.

1.2                                 “Business Partner” means an entity that requires access to the Software in connection with the operation of Licensee’s business, such as customers, distributors and suppliers.

1.4                                 “Documentation” means SAP’s documentation which is delivered to Licensee under this Agreement.

1.4                                 “Modification” means a change to the Software that changes the delivered source code, or an enhancement to the Software that is made using SAP tools or utilizing or incorporating SAP Proprietary Information.

1.5                                 “Named Users” means any combination of users licensed under this Agreement.

1.6                                 “Proprietary Information” means:  (i) with respect to SAP and SAP AG (the licensor of the SAP Proprietary Information to SAP), the Software and Documentation, any other third-party software licensed with or as part of the Software, benchmark results, manuals, program listings, data structures, flow charts, logic diagrams, functional specifications; (ii) the concepts, techniques, ideas, and know-how embodied and expressed in the Software and (iii) information reasonably identifiable as the confidential and proprietary information of Provider or SAP or Licensee or their licensors excluding any part of the Provider or SAP or Licensee Proprietary Information which:  (a) is or becomes publicly available through no act or failure of the other party; or (b) was or is rightfully acquired by the other party from a source other than the disclosing party prior to receipt from the disclosing party; or (c) becomes independently available to the other party as a matter of right.

1.7                                 “Software” means (i) all software specified in agreed upon Appendices hereto, developed by or for SAP and/or SAP AG and delivered to Licensee hereunder; (ii) any new releases thereof made generally available pursuant to Maintenance; and (iii) any complete or partial copies of any of the foregoing.

1.8                                 “Territory” means the United States of America.

1.9                                 “Use” means to activate the processing capabilities of the Software, load, execute, access, employ the Software, or display information resulting from such capabilities.

2.                                       LICENSE GRANT.

2.1                                 Licence.

(a)                                  Provider grants, a non-exclusive, perpetual (unless terminated in accordance with Section 5 herein) license to Use the Software, Documentation, other Provider or SAP Proprietary Information, at specified site(s) within the Territory to run Licensee’s internal business operations and to provide internal training and testing for such internal business operations and as further set forth in Appendices hereto.  This license does not permit Licensee to use the Provider or SAP Proprietary Information to provide services to third parties (e.g., business process outsourcing, service bureau applications or third party training). Business Partners may have screen access to the Software solely in conjunction with Licensee’s Use and may not Use the Software to run any of its business operations.

(b)                                 Licensee agrees to install the Software only on hardware identified by Licensee pursuant to this Agreement that has been previously approved by Provider in writing or otherwise officially made known to the public as appropriate for Use or interoperation with the Software (the “Designated Unit”).  Any individuals that Use the Software including employees or agents of Subsidiaries and Business Partners, must be licensed as Named Users. The Software and Designated Unit must remain in the Territory; however, Named Users licensed under Appendices hereto may be located outside the Territory.   Use may occur by way of an interface delivered with or as a part of the Software, a Licensee or third-party interface, or another intermediary system.

2.2                                 Subsidiary Use.  Subsidiaries may Use the Software provided that:  (i) the Subsidiary agrees to be bound by the terms herein in the form of Exhibit A attached hereto; (ii) a breach of such Exhibit by Subsidiary shall be considered a breach by Licensee hereunder; and (iii) in no event should a Subsidiary have access to Source Code.

3.                                       Verification.  Provider or SAP shall be permitted to audit (at least once annually and in accordance with Provider or SAP standard procedures) the usage of the SAP Proprietary Information.  In the event an audit reveals that Licensee underpaid License and/or Maintenance Fees to Provider, Licensee shall pay such underpaid fees based on Provider’s list of prices and conditions in effect at the time of the audit.

SAP CONFIDENTIAL & SUBJECT TO NON-DISCLOSURE

4.                                       PRICE AND PAYMENT.

4.1                                 License Fees.  Licensee shall pay to Provider license fees for the Software and maintenance fees on the terms in Appendices hereto.  Any fees not paid when due shall accrue interest at the rate of 18% per annum, but not to exceed the maximum amount as allowed by law.

4.2                                 Taxes.  Fees and other charges described in this Agreement, or in Provider’s most recent list of prices and conditions, do not include federal, state or local sales, foreign withholding, use, property, excise, service, or similar taxes (“Tax(es)”) now or hereafter levied, all of which shall be for Licensee’s account.  With respect to state/local sales tax, direct pay permits or a valid tax-exempt certificates must be provided to Provider prior to the execution of this Agreement.  If Provider is required to pay Taxes, Licensee shall reimburse Provider for such amounts.  Licensee hereby agrees to indemnify Provider for any Taxes and related costs, interest and penalties paid or payable by Provider.

5.                                       TERM.

5.1.                              Term.  This Agreement and the license granted hereunder shall become effective as of the date first set forth above and shall continue in effect thereafter unless terminated upon the earliest to occur of the following:  (i) thirty days after Licensee gives Provider written notice of Licensee’s desire to terminate this Agreement, for any reason, but only after payment of all License and Maintenance Fees then due and owing; (ii) thirty days after Provider or SAP gives Licensee notice of Licensee’s material breach of any provision of the Agreement (other than Licensee’s breach of its obligations under Sections 6 or 10, which breach shall result in immediate termination), including more than thirty days delinquency in Licensee’s payment of any money due hereunder, unless Licensee has cured such breach during such thirty day period; (iii) immediately if Licensee files for bankruptcy, becomes insolvent, or makes an assignment for the benefit of creditors; and (iv) immediately if Provider and SAP files for bankruptcy or becomes insolvent but only after payment of all License and Maintenance Fees then due and owing..

5.2                                 End of Terms Duties.  Upon any termination hereunder, Licensee and its Subsidiaries shall immediately cease Use of all Provider and SAP Proprietary Information.  Within thirty (30) days after any termination, Licensee shall deliver to Provider or destroy all copies of the Provider and SAP Proprietary Information in every form.  Licensee agrees to certify in writing to Provider or SAP that it and each of its Subsidiaries has performed the foregoing.  Sections 3, 4, 6, 7.2, 8, 9, 11.4, 11.5 and 11.6 shall survive such termination. In the event of any termination hereunder, Licensee shall not be entitled to any refund of any payments made by Licensee.

6.                                       PROPRIETARY RIGHTS.

6.1                                 Protection of Proprietary Information.  Licensee shall not copy, translate, disassemble, or decompile, nor create or attempt to create, by reverse engineering or otherwise, the source code from the object code of the Software.  Except for the rights set forth below, Licensee is not permitted to make derivative works of the Software and ownership of any unauthorized derivative works shall vest in SAP.  Provider and Licensee agree to take all reasonable steps and the same protective precautions to protect the Proprietary Information from disclosure to third parties as with its own proprietary and confidential information.  Neither party shall, without the other party’s prior written consent, disclose, any of the Proprietary Information of the other party to any person, except to its bona fide individuals whose access is necessary to enable such party to exercise its rights hereunder.  Each party agrees that prior to disclosing any Proprietary Information of the other party to any third party, it will obtain from that third party a written acknowledgment that such third party will be bound by the same terms as specified in this Section 6 with respect to the Proprietary Information.

6.2                                 Modifications.

Licensee may make Modifications to the Software, and shall be permitted to use Modifications with the Software in accordance with this Agreement.  Licensee shall comply with SAP’s registration procedure prior to making changes to the source code.  All Modifications and all rights associated therewith shall be the exclusive property of SAP and SAP AG.  Licensee agrees to execute those documents reasonably necessary to secure SAP’s rights in the foregoing.  SAP retains the right to independently develop enhancements to the Software and Licensee agrees not to take any action that would limit SAP’s sale, assignment, licensing or use of its own Software or Modifications or enhancements thereto.

7.                                       PERFORMANCE WARRANTY.

7.1                                 Warranty.  Provider warrants that the Software will substantially conform to the functional specifications contained in the Documentation for ninemonths following delivery.  The warranty shall not apply:  (i) if the Software is not used in accordance with the Documentation; or (ii)  if the defect is caused by Licensee, a Modification, third-party software, or third party database.  Provider does not warrant that the Software will operate uninterrupted or that it will be free from minor defects or errors that do not materially affect such performance, or that the applications contained in the Software are designed to meet all of Licensee’s business requirements.

7.2                                 Express Disclaimer.  PROVIDER, SAP AND ITS LICENSORS DISCLAIM ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE EXCEPT TO THE EXTENT THAT ANY WARRANTIES IMPLIED BY LAW CANNOT BE VALIDLY WAIVED.

8.                                       INDEMNIFICATION.

8.1                                 Indemnification of Licensee.  Provider shall indemnify Licensee against all claims, liabilities, and costs, including reasonable attorneys’ fees, reasonably incurred in the defense of any claim brought against Licensee by third parties alleging that Licensee’s Use of the Software and Documentation infringes or misappropriates any United States patent of which Provider is aware; a copyright; or trade secret rights, provided that: such indemnity shall not apply if the alleged infringement results from Use of the Software in conjunction with any other software, an apparatus other than a Designated Unit, or unlicensed activities and so long as Licensee promptly notifies Provider and SAP in writing of any such claim and Provider and SAP is permitted to control fully the defense and any settlement of such claim as long as such settlement shall not include a financial obligation on Licensee.  Licensee shall cooperate fully in the defense of such claim and may appear, on its own behalf and at its own expense,,through counsel reasonably acceptable to Provider or SAP.  Provider and SAP may settle any claim on a basis requiring Provider or SAP to substitute for the Software and Documentation alternative substantially equivalent non-infringing programs and supporting documentation.   Licensee shall not undertake any action in response to any infringement or alleged infringement of the Software and Documentation.

8.6                                 THE PROVISIONS OF THIS SECTION 8 STATE THE SOLE, EXCLUSIVE, AND ENTIRE LIABILITY OF PROVIDER, SAP AND ITS LICENSORS TO LICENSEE, AND IS LICENSEE’S SOLE REMEDY WITH RESPECT TO THE INFRINGEMENT OF THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS.

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9.                                       LIMITATIONS OF LIABILITY.

9.1                                 Licensee’s Remedies. Licensee’s sole and exclusive remedies for any damages or loss in any way connected with the Software or Services furnished by Provider and its licensors, whether due to Provider’s negligence or breach of any other duty, shall be, at Provider’s option:  (i) to bring the performance of the Software into substantial compliance with the functional specifications;  (ii) re-performance of Services; or (iii) return of an appropriate portion of any payment made by Licensee with respect to the applicable portion of the Software or Services.

9.2                                 Not Responsible.  Provider will not be responsible under this Agreement if the Software is not used in accordance with the Documentation; or (ii) if the defect is caused by Licensee, a Modification, third-party software, or third party database.  Provider does not warrant that the Software will operate uninterrupted or that it will be free from minor defects or errors that do not materially affect such performance.  PROVIDER, SAP AND ITS LICENSORS SHALL NOT BE LIABLE FOR ANY CLAIMS OR DAMAGES ARISING FROM INHERENTLY DANGEROUS USE OF THE SOFTWARE AND/OR THIRD-PARTY SOFTWARE LICENSED HEREUNDER.

9.3                                 Limitation of Liability.  ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, EXCEPT FOR DAMAGES RESULTING FROM UNAUTHORIZED USE OR DISCLOSURE OF PROPRIETARY INFORMATION, UNDER NO CIRCUMSTANCES SHALL PROVIDER, SAP, ITS LICENSORS OR LICENSEE BE LIABLE TO EACH OTHER OR ANY OTHER PERSON OR ENTITY FOR AN AMOUNT OF DAMAGES IN EXCESS OF THE PAID LICENSE FEES OR BE LIABLE IN ANY AMOUNT FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, LOSS OF GOOD WILL OR BUSINESS PROFITS, WORK STOPPAGE, DATA LOSS, COMPUTER FAILURE OR MALFUNCTION, OR EXEMPLARY OR PUNITIVE DAMAGES.

9.4                                 Severability of Actions.  IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES, OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH.

10.                                 ASSIGNMENT.  Licensee may not, without Provider’s and SAP’s prior written consent, which will not be unreasonably withheld. assign, delegate, pledge, or otherwise transfer this Agreement, or any of its rights or obligations under this Agreement, or the SAP Proprietary Information, to any party, whether voluntarily or by operation of law, including by way of sale of assets, merger or consolidation.    Provider may assign this Agreement to SAP or SAP AG.

11.                                 GENERAL PROVISIONS.

11.1                           Severability.  It is the intent of the parties that in case any one or more of the provisions contained in this Agreement shall be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

11.2                           No Waiver.  If either party should waive any breach of any provision of this Agreement, it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision hereof.

11.3                           Counterparts.  This Agreement may be signed in two counterparts, each of which shall be deemed an original and which shall together constitute one Agreement.

11.4                           Export Control Notice.  The Software, Documentation and Proprietary Information are being released or transferred to Licensee in the United States and are therefore subject to the U.S. export control laws.  Licensee acknowledges its obligation to ensure that its exports from the United States are in compliance with the U.S. export control laws.  Licensee shall also be responsible for complying with all applicable governmental regulations of any foreign countries with respect to the use of the Proprietary Information by its Subsidiaries outside of the United States.  Licensee agrees that it will not submit the Software to any government agency for licensing consideration or other regulatory approval without the prior written consent of Provider and SAP.

11.5                           Confidential Terms and Conditions.  Licensee shall not disclose the terms and conditions of this Agreement or the pricing contained therein to any third-party, except as required by law and then such disclosure shall only be to the extent to fulfill the terms as defined and required bv such law.  Neither party shall use the name of the other party in publicity, advertising, or similar activity, without the prior written consent of the other, except that Licensee agrees that Provider may use Licensee’s name in customer listings or as part of Provider’s marketing efforts.

11.6                           Governing Law.  This Agreement shall be governed by and construed under the State of Delaware law without reference to its conflicts of law principles.  In the event of any conflicts between foreign law, rules, and regulations, and United States of America law, rules, and regulations, United States of America law, rules, and regulations shall prevail and govern.  The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this agreement.  The Uniform Computer Information Transactions Act as enacted shall not apply.

11.7                           Notices.  All notices or reports which are required or may be given pursuant to this Agreement shall be in writing and shall be deemed duly given when delivered to the respective executive offices of Provider and Licensee at the addresses first set forth above.

11.8                           Force Majeure.  Any delay or nonperformance of any provision of this Agreement (other than for the payment of amounts due hereunder) caused by conditions beyond the reasonable control of the performing party shall not constitute a breach of this Agreement, and the time for performance of such provision, if any, shall be deemed to be extended for a period equal to the duration of the conditions preventing performance.

11.9                           Entire Agreement.  This Agreement and each Exhibit, Schedule and Appendix hereto constitute the complete and exclusive statement of the agreement between Provider and Licensee, and all previous representations, discussions, and writings are merged in, and superseded by, this Agreement.  This Agreement may be modified only by a writing signed by both parties.  This Agreement and each Appendix hereto shall prevail over any additional, conflicting, or inconsistent terms and conditions which may appear on any purchase order or other document furnished by Licensee to Provider.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement to become effective as of the date first above written.

ANSWERTHINK, INC. (Provider)		ABIOMED, INC. (Licensee)

By:	/s/ Arthur Colombo	By:	/s/ Javier Jimenez
Title:	Vice President - Sales	Title:	Vice President - Operations
Date:	November 30, 2005	Date:	November 28, 2005

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EXHIBIT A

to

SOFTWARE LICENSE AGREEMENT effective                    , 200    (“Agreement”)

with

                                           (“Licensee”)

SUBSIDIARY USE AGREEMENT

This Subsidiary Use Agreement is made effective as of the           day of                                    , 200     between                                  , a                                  Corporation, with offices at                                                                                           (“Provider”) and                                                                                                                                 a                                                   corporation, with offices at                                                                                                                                                                                (“Subsidiary”).

1.                           Subsidiary is entitled to have Named Users Use the Software on the Designated Unit(s) identified in the Software End-User License Agreement between Provider and Licensee (“Agreement”).

2.                           Subsidiary agrees to be abide by and be bound by all of the terms and conditions of the Agreement applicable to Subsidiary and applicable to Licensee.  Provider may directly enforce all such terms and conditions against it directly.

3.                           Subsidiary agrees that it’s right to Use SAP Software and receive Maintenance services shall be governed solely by the Agreement.  In the event that the Agreement is terminated, this Subsidiary Use Agreement is terminated or if Subsidiary ceases to meet the definition of “Subsidiary” therein, Subsidiary agrees that all of its rights to the Software will cease effective as of the termination date.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Subsidiary Use Agreement.

(Provider)	(Subsidiary)

By:	By:
Title:	Title:
Date:	Date:

5

MAINTENANCE SCHEDULE (“Schedule”)

to

SOFTWARE LICENSE AGREEMENT effective November 18, 2005 (“Agreement”)

with

ABIOMED, INC. (“Licensee”)

This Schedule is hereby annexed to and made a part of the Agreement specified above.  In each instance in which provisions of this Schedule contradict or are inconsistent with the provisions of the Agreement, the provisions of this Schedule shall prevail and govern, and the contradicted or inconsistent provisions of the Agreement shall be deemed amended accordingly.

1.                           Licensee may request and Provider shall provide, to such degree as Provider makes such services generally available in the Territory, maintenance service (“Maintenance”).  Maintenance currently includes the delivery of new releases of the Software and Software correction packages, support via telephone, remote support/update, Early Watch Alert, and SAP’s support portal.  In order to receive Maintenance, Licensee must make all required remote support and update connections to each Designated Unit as requested by Provider.

2.                           mySAP Services:  Maintenance currently includes a choice of one of the following services per live installation per year:

A.     One GoingLive Check for any new Software or other SAP application implementation;

B.       One GoingLive Upgrade Check for an upgrade to a higher functional release (e.g. from R/3 4.0 to 4.6); or

C.        One GoingLive OS/DB Migration Check.  This OS/DB Migration Check assists the Licensee in preparing for a migration of an operating system or database.  Migration is the responsibility of the Licensee.

In addition to these options, Maintenance currently includes up to two EarlyWatch Sessions per live SAP installation for the continual optimization of Licensee’s already live system.

To schedule GoingLive Check, GoingLive OS/DB Migration Check, or EarlyWatch Sessions, Licensee must contact Americas Customer Support Services at 800-677-7271 or internationally at 610-355-6821 and choose option 6 to schedule these services.  To assist Licensee in this, Provider and SAP has established the following scheduling pre-requisites:

A.  The Licensee must provide remote access to its productive system.

B.       To receive the GoingLive Check or GoingLive Upgrade Check Licensee must inform SAP at least three months prior to your go live or upgrade date.

C.  To receive the EarlyWatch Sessions, SAP requests a minimum of three months advanced notification.  In addition, Licensee must send the EarlyWatch Alert data to SAP on at least a monthly basis and cooperate with SAP in reviewing the data and determining the proper deployment of the EarlyWatch Sessions based on the EarlyWatch Alert data.

D.  To receive the GoingLive OS/DB Migration Check, Licensee must comply with all of the then current pre-Check requirements.  These requirements currently include hiring a certified OS/DB migration consultant, proper testing, installation of tools, and advance scheduling.  Contact your local SAP Customer Support Representative for more information.

Further information and detail about individual SAP services can be found on SAPNet site (http://www.sap.com/service/index.htm).

FAILURE TO UTILIZE THE MAINTENANCE SERVICES PROVIDED BY PROVIDER OR SAP MAY PREVENT PROVIDER OR SAP FROM BEING ABLE TO IDENTIFY AND ASSIST IN THE CORRECTION OF POTENTIAL PROBLEMS WHICH, IN TURN, COULD RESULT IN UNSATISFACTORY SOFTWARE PERFORMANCE.

3.                           Licensee agrees to promptly disclose to Provider or SAP keep and maintain adequate and current records of all Modifications and, if needed to provide Maintenance Services, provide such records to Provider or SAP.

4.                           Maintenance, from Provider, for the Software licensed hereunder is limited to the following site(s): 22 CHERRY HILL DRIVE, DANVERS, MA 01923

5.                           Licensee agrees to establish and maintain Customer Competency Center(s) (“CCC”) at the site(s) specified above within twelve months of the Effective Date of this Schedule.  Each CCC must maintain an internal Help Desk to provide first level support to Licensee’s Users.   Such internal Help Dek(s) must be staffed with consultants trained in the SAP support and administration support.  All Named Users may have access to SAP’s support portal however, only Licensee CCC employees are authorized to contact Provider after attempting to resolve the matter.  Each CCC shall coordinate Licensee’s Modification notification and disclosure requirements and shall coordinate Licensee’s development requests.  Licensee’s CCC is responsible for the administration and management of the requirements specified in the Agreement including, but not limited to, performing periodic self audits to ensure Licensee’s compliance with the license grant, maintaining master and installation data and managing the release order process.  In the event Licensee does not establish and maintain CCC(s) in accordance with the above, Provider shall provide written notice to Licensee of such deficiencies.  In the event Licensee fails to correct said deficiencies within sixty (60) days after such written notice, Provider reserves the right to increase, upon written notice, Licensee’s then current maintenance percentage factor then in effect.

6.                           Maintenance Fees shall be paid annually in advance and shall be specified in Appendices to the Agreement.  In addition, Licensee shall be invoiced an annual fee of USD 500 for one designated SAP compliant remote connections. Maintenance Services offered by Provider may be changed annually by Provider at any time upon three months prior written notice.  After Year 1, the Maintenance Fees and any limitations on increases are subject to Licensee’s compliance with the CCC requirements specified above.  Maintenance may be terminated by either party in writing at any time upon three months’ prior written notice and Licensee shall be entitled to a pro-rata refund of prepaid Maintenance Fees.  Notwithstanding the forgoing, Provider may terminate Maintenance after thirty (30) days written notice of Licensees failure to pay Maintenance Fees.

7.                           In the event Licensee elects not to commence Maintenance upon the first day of the month following initial delivery of the Software, or Maintenance is otherwise declined for some period of time, and is subsequently requested or reinstated, Provider or SAP will invoice Licensee the accrued Maintenance Fees associated with such time period plus a reinstatement fee.

Appendix 1

effective November 18, 2005   (“Appendix”)

to

SOFTWARE LICENSE AGREEMENT effective November 18, 2005   (“Agreement”)

with

ABIOMED, INC. (“Licensee”)

This Appendix is hereby annexed to and made a part of the Agreement specified above.  In each instance in which provisions of this Appendix contradict or are inconsistent with the provisions of the Agreement, the provisions of this Appendix shall prevail and govern.

1.                          NAMED USER DEFINITIONS:

1.1                     “Professional User” is a Named User who performs operational related roles and Employee User roles supported by the Software.

1.2                     “Limited Professional User” is a Named User who is an employee performing limited operational roles supported by the Software limited to the following functions; (i) preparing and maintaining sales forecasts; (ii) inquiries; (iii) report generation.

1.3                     “Employee User” is a Named User who performs only employee self-service related roles supported by the Software.  Each Employee User may access the Software solely for such individual’s own purposes.

1.4                     “Developer User” is a Named User who performs Employee User roles and uses development and administration tools provided with the Software for the purpose of modifying, deploying and managing SAP or third party applications or for the purpose of creating, modifying, deploying and managing custom developed applications.

2.                          LICENSED SOFTWARE:  The Software licensed to Licensee pursuant to this Appendix consists of the components identified below and specified as being licensed (“Software”).  Only Named Users licensed hereunder are permitted to Use the Software (including Software Engine/Functionality) in accordance with their respective Named User type and in accordance with identified licensed Level. At Provider’s request, Licensee shall deliver to Provider a report, as defined by SAP, evidencing Licensee’s usage of the Software.

2.1                   mySAP Business Suite:

			Number of Users Licensed:
“X” if Licensed		Professional	Limited Professional	Employee	Developer(1)
X	mySAP Business Suite * powered by SAP NetWeaver	50	50	200	1

(1) Licensee agrees to maintain at least one Developer User per installation

* powered by SAP NetWeaver is an SAP Application Specific Runtime License that is included with the mySAP Business Suite for the sole and exclusive purpose of interoperation with mySAP Business Suite Software through the limited use of some or all of the following components: Enterprise Portal (EP), Business Intelligence (BI), Knowledge Management (KM), Mobile Infrastructure (MI), Web Application Server (Web AS).

For the mySAP Users licensed under this Software Agreement: This information below will be used solely for SAP internal statistical purposes.  Under no circumstances will the estimates in this form affect the customer’s user rights or any other rights that have been agreed in the signed Agreement and Appendix. Thank you for your cooperation.

	Estimated Number of Users
	Professional	Limited Professional	Employee
mySAP Business Suite	X
mySAP Customer Relationship Management (mySAP CRM)			N/A
mySAP ERP, Financials	20		200
mySAP ERP, Human Resources
mySAP Supplier Relationship Management (mySAP SRM)	10	10
mySAP Supply Chain Management (mySAP SCM)	10	30	N/A
mySAP Product Lifecycle Management (mySAP PLM)	20	20	N/A

2.2                   Cross Industry Software Engines/Functionality: Certain Software Engines/Functionality below utilize limited functionality of mySAP Individual Solutions and/or other SAP Software. Unless Licensee has expressly licensed (under this or a separate Appendix) the mySAP Individual Solutions and/or other SAP Software utilized by such Software Engines/Functionality, Licensee’s Use of such mySAP Individual Solutions and/or other SAP Software is limited to access by and through the Software Engines/Functionality for the sole purpose of enabling performance of the Software Engines/Functionality.  No other Use rights in such mySAP Individual Solutions and/or other SAP Software is granted by or through the licensing of the Software Engines/Functionality below.

“X” if Licensed	Applicable mySAP Solution	Software Engine/Functionality	License Metric	Licensed Level
0	mySAP CRM	Sales/Service Order Processing	Sales/Service Orders Per Year (i)	0
0		Trade Promotion Management (ii)	Per Annual Corporate Revenue	0
0	mySAP ERP	Payroll Processing (iii)	Master Records	0
0		e-Recruiting	Number of Employees within Licensee (licensed in blocks of 500)	0
0	mySAP SCM	Advanced Planning & Scheduling For Mission Critical Projects with Safeguarding (iv)	Annual Revenue Level	0
0		Transportation Optimization	Freight Costs	0
0		Service Parts Management	On Request	0
0		Extended Warehouse Management	Individual Warehouses	0
			Delivery Line Items	0
0		Inventory Collaboration Hub (v)	Number of Customer Locations	0
			Number of Supplier Locations	0
0	mySAP SRM	Requisite Engine	The Requisite Catalog Engine can only be Used with the mySAP SRM Software licensed hereunder	0
0		Strategic Sourcing	Annual Spend Volume	0
0		Supplier Enablement	Number of Trading Partners (vi)	0
0	mySAP Financials	Financial Supply Chain Mgmt. (FSCM)	FSCM Units Per Year (vii)	0
0		Incentive and Commission Mgmt.	Commission Contract Partners	0
0		Treasury and Risk Mgmt	Number of Users	0
0		In-House Cash	Number of Affiliates	0

2.3                   Industry Specific Software Engines/Functionality/Users:  Only licensed Named Users can access Cross Industry Software Engines or Functionality.   NONE

2.4                   SUPPLEMENTARY PRODUCTS:   NONE

2.5                   DATABASE (Select One):

Database:    MSQ

2.6                   COUNTRY/LANGUAGE VERSIONS LICENSED:  Applicable country/language specific versions licensed by Licensee from Provider hereunder are as follows:  German

Provider licenses the Software for Use in countries for which there is currently no language or country specific functionality.  Certain country/language specific functionality must be licensed directly from an SAP distributor located in that country as identified in Provider’s current List of Prices and Conditions.

2.7                   BUSINESS CONNECTOR:  The mySAP Software licensed under item 2.1 above includes the right to Use the SAP Business Connector subject to the following conditions:

(a)          Use of the Business Connector is only permitted for connecting to SAP Software components and is not permitted for communications between one or more systems not operating the Software.  If Licensee desires to Use the Business Connector for such form of communication, Licensee must obtain a separate license from a third party.

(b)         The standard version of the Business Connector may be downloaded by Licensee from SAP Service Marketplace.

(c)          Secure Version:  x (“x” if licensed)

In the event Licensee has licensed the secure version of the Business Connector, Licensee acknowledges: (1) the product contains 128 byte encryption; (2) Licensee will Use the Business Connector solely for commercial purposes; (3) Licensee will not permit Use of the Business Connector by any governmental or quasi-governmental agency foreign to the United States; (4) neither Licensee or any of Licensee’s individual end-users have been denied export privileges by the United States; (5) the Business Connector will be used exclusively by the Licensee represented by the SAP Customer ID entered on the SAP website to obtain the software; (6) Licensee acknowledges that the Business Connector is subject to United States Export Administration Regulations and agrees not to further export the Business Connector from Licensee’s location.  Licensee can obtain the secure version of the Business Connector by contacting Licensee’s SAP contract administrator.

2.8                   SAP APPLICATION SPECIFIC RUNTIME LICENSE:  The mySAP Software licensed under item 2.1 above includes the right to Use the SAP Exchange Infrastructure (including the SAP designated adapters that connect solely SAP applications) subject to the following conditions: Use of the SAP Exchange Infrastructure is restricted to Use with SAP Software Components licensed by Licensee under the Agreement and the SAP Solution Manager solely as a runtime license. Use of the SAP Exchange Infrastructure for the SAP Solution Manager is restricted solely to the extent required under Provider’s then current Maintenance offering (provided Licensee is receiving Maintenance from Provider). In the event Licensee Uses the SAP Exchange Infrastructure to build and/or operate a custom developed or third party application, a full use license is required.

3.                          LICENSE FEE AND PAYMENT:  [Confidential treatment requested by ABIOMED, Inc., 10.20-1]

4.                          INSTALLATION:  For Software to be installed on a specific Licensee or Affiliate Designated Unit within the Territory, Licensee shall provide Provider with written notice of the type/model and serial number and location of each Designated Unit and the number of Users allocated to each such Designated Unit prior to such installation.  Such notice shall be in a form materially similar to Schedule 1 attached hereto and is to be sent to the Provider at: Answerthink, Inc., Attention:  SAP Contract Manager, 225 Washington Street, Conshohocken, PA 19428.

5.                          DELIVERY:  Delivery of the above-specified Software and Documentation is estimated to take place in November 2005. Physical delivery will be free on board shipping point to the Licensee at the following location:  Answerthink, Inc., 225 Washington Street, Conshohocken, PA 19428.

Currently, software shipped to the following states will be subject to sales taxation: Arizona, Arkansas, California, Connecticut, District of Columbia, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, and Wyoming.  This listing is provided for information only.  Licensee is responsible for obtaining its own tax advice.  This list is subject to change without notice.

6.                          MAINTENANCE FEE AND PAYMENT:  Maintenance service offered by Provider is set forth in the Maintenance Schedule to the Agreement.  Maintenance at the site(s) specified in the Maintenance Schedule to the Agreement shall commence as of the first day of the month following initial delivery of the Software.

[Confidential treatment requested by ABIOMED, Inc., 10.20-2]

Provider agrees, however, increases in Maintenance Service fees per calendar year (if any) for the Software licensed in item 2 of this Appendix, shall not be greater than the increase in the Consumer Price Index (CPI) over the twelve month period prior to such increase in maintenance fees, plus five (5%) percent year.  CPI, as used herein, means the US Consumer Price Index for all Urban Consumer, US City Average – All Items 1982-1984 = 100 Base for the applicable twelve (12) month period as published by the Bureau of Labor Statistics.

7.                          THIRD-PARTY DATABASE:

7.1               Software licensed hereunder currently requires a third-party database, which has been licensed hereunder as a runtime version.  Such runtime version shall be limited to Use by Licensee solely in conjunction with Use of the Software licensed hereunder, and cannot be used to run any third party software not licensed hereunder.

In the event Licensee uses the licensed database other than as specified above, a full license, including programming tools provided through such third-party supplier must be licensed directly from a third party database supplier.

7.2               mySAP EP licensed hereunder requires a third party database product, currently MS SQL Server or Oracle, which must be installed to Use mySAP EP.  In the event Licensee Uses the Unification for mySAP EP licensed hereunder, Unification for mySAP EP requires a third party database product, currently MS SQL Server, which must be installed to Use Unification for mySAP EP.

8.                          LICENSE KEY:  Each copy of the Software licensed hereunder requires a license keycode.  For each installation of the Software, eight (8) keycodes shall be provided.  The license keycodes will be issued by SAP AG within four (4) weeks from the date of installation of the Software on each Designated Unit.  The required form to receive the license keycodes from SAP AG must be completed by Licensee and faxed to SAP AG within the four (4) week period following installation of the Software.  The applicable form and fax number will be included in each installation kit provided to Licensee upon delivery of the Software.  Licensees that subsequently change Designated Units for Use of the licensed Software must be re-issued license keycodes for each respective copy of the licensed Software.  Failure of Licensee to obtain necessary license keycodes for the licensed Software within four (4) weeks of installation of such Software, will cause the Software to have limited User access until such time as the license keycodes are issued.

9.                          PUBLICITY:  In consideration of the discount provided in item 3 of this Appendix, Licensee agrees to provide telephone references for prospective Provider customers.  Licensee also agrees to provide press testimonials, releases and announcements at Provider’s request

10.                   VALIDITY OF OFFER:  The validity of this Appendix will expire November 30, 2005, unless sooner executed by Licensee, or extended in writing by Provider.

Accepted by:		Accepted by:

ANSWERTHINK, INC.		ABIOMED, INC.
(Provider)		(Licensee)

By:	/s/ Arthur Colombo	By:	/s/ Javier Jimenez
Title:	Vice President - Sales	Title:	Vice President - Operations
Date:	November 30, 2005	Date:	November 28, 2005

(Appendix       mySAP 04)

Schedule 1 to Appendix 1 effective November 18, 2005

Designated Unit Information

1.                                       Name of Licensee or Subsidiary where Designated Unit is located:   ABIOMED, INC.

2.                                       Designated Unit(s) to be identified by Licensee to SAP in writing.

Type/Model No.:

Serial No.:

Location of Designated Unit:	22 CHERRY HILL DRIVE, DANVERS, MA 01923

Telephone Number:	978 777 5410	777 8411 (fax)

Software Delivery Contact Person:	DAN LUBIN

3.

Hardware Information		Operating System		Database*
Manufacturer	Model	Manufacturer	Release	Manufacturer	Release
		WINDOWS		MSQ

* Note:  When Database is licensed from the vendor directly, insert P.O.  Number                        , Invoice Number                       and Date

Name	Date

Title

ABIOMED, INC.
(Licensee)